Exhibit 10.1
EIGHTH AMENDMENT TO THE
MARATHON PETROLEUM THRIFT PLAN

Pursuant to the powers of amendment reserved under Section 24.01 of the Marathon Petroleum Thrift Plan, as amended and restated effective as of January 1, 2023, and as thereafter amended from time to time (the “Plan”), the Plan is amended, effective as of March 11, 2025, as follows:
FIRST CHANGE
The title of Appendix C to the Plan and the first paragraph thereof are amended to read as follows:
APPENDIX C: SERVICE RECOGNIZED AS A RESULT OF TRANSACTIONS
Except as otherwise noted, for individuals who became members of the Plan as a direct result of a transaction by the Company or an affiliate thereof involving the acquisition of a company or other entity (or portion thereof) listed below or business assets of or an affiliate or affiliates of such a listed company or other entity, the service of such individuals which was recognized by such entity for purposes of vesting under a defined benefit or defined contribution plan, is recognized as vesting service for purposes of the Plan:
SECOND CHANGE
Appendix C to the Plan is amended by the addition of the following table at the end thereof, reading as follows:
Other Transactions

Prior Employer: Whiptail Midstream, LLC	For vesting purposes, actual accredited service as of March 11, 2025, with fractional years rounded up to the next whole year, will be applied.

The Plan, as amended by the foregoing changes, is ratified and confirmed in all respects.
IN WITNESS WHEREOF, the undersigned officer has caused this Amendment to be executed effective as of the date specified above.

/s/ Lori B. Glawe
By:	Lori B. Glawe, acting as authorized delegate

Date Signed:	June 26, 2025